UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2021

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Third Street, Suite 2241 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, no par value per share	VBIV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on May 22, 2020, VBI Vaccines Inc. (the “Company”) entered into that certain Loan and Guaranty Agreement (the “Loan Agreement”), by and among the Company, Variation Biotechnologies Inc., a Canadian federal corporation (“Borrower Representative” and, together with the Company, the “Borrowers”), various guarantors party thereto, including SciVac Ltd. (individually, each a “Guarantor,” and collectively, the “Guarantors”), K2 HealthVentures (“K2HV”), a life sciences-focused investment firm, any other lender from time to time party thereto (with such lenders and K2HV collectively referred to as “Lenders,” each a “Lender”), K2HV, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”), and Ankura Trust Company, LLC, as collateral trustee for Lenders (in such capacity, together with its successors, “Collateral Trustee”).

On May 17, 2021, the Company entered into an amendment (the “Amendment”) to the Loan Agreement, by and among the Company, Borrower Representative, the Guarantors, the Lenders and Administrative Agent. Pursuant to the Amendment, Administrative Agent acknowledged that certain second tranche milestones (including the VBI-2601 Clinical Data Milestone and the VBI-1901 Clinical Data Milestone, each as defined in the Loan Agreement) have been met, and the parties to the Amendment have agreed to (i) extend the date as of which amortization of the loans under the Loan Agreement shall begin from July 1, 2022 to January 1, 2023, (ii) extend the availability period of the second tranche term loan (the “Second Tranche Term Loan”) beyond April 30, 2021, subject to certain conditions, and (iii) amend Schedule I to increase the principal amount of the Second Tranche Term Loan commitment from $10 million to $12 million. Additionally, the parties amended the rate at which the principal amount of the Second Tranche Term Loan will bear interest to a variable annual rate equal to the greater of (i) 7.75%, and (ii) the sum of (a) the prime rate as noted in The Wall Street Journal, Money Rates section, plus (b) 4.50%.

Following the submission of a Loan Request by the Borrowers on May 17, 2021, the Lenders are expected to advance the Second Tranche Term Loan of $12 million to the Borrowers on or about May 21, 2021.

The foregoing is not a complete description of the terms and conditions of the Amendment and is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Amendment, on May 17, 2021, the Company issued to K2HV an amended and restated warrant (the “A&R Warrant”) to purchase a number of shares of common stock equal to the sum of $1,050,000, plus 3.50% multiplied by the aggregate original principal amount of the third tranche term loan and the fourth tranche term loan actually funded, divided by the warrant price of $1.12. The amended and restated warrant may be exercised either for cash or on a cashless “net exercise” basis. The amended and restated warrant is immediately exercisable and expires on May 22, 2030. The issuance of the A&R Warrant was not registered under the registration requirements of the Securities Act of 1933, as amended, pursuant to an exemption provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder as transactions by an issuer not involving a public offering. The Company granted to the holder of the A&R Warrant customary piggy back registration rights with respect to the shares of common stock underlying the A&R Warrant.

The A&R Warrant amends and restates in its entirety that certain warrant (the “Original Warrant”) to purchase shares of common stock dated as of May 22, 2020, issued by the Company to K2HV, and the Original Warrant was deemed automatically cancelled and of no further force and effect upon the issuance of the A&R Warrant.

In addition, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 3.02.

The foregoing is not a complete description of the terms and conditions of the A&R Warrant or the Amendment and is qualified in its entirety by reference to those documents, copies of which are filed as Exhibits 10.2 and 10.1, respectively, to this Current Report on Form 8-K.

Item 3.03. Material Modification to Rights of Security Holders.

The information required by this Item 3.03 is contained in Item 1.01 and is incorporated by reference herein.

Item 8.01 Other Events.

On May 21, 2021, the Company issued a press release announcing its entry into the Amendment and the issuance of the A&R Warrant. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Loan and Guaranty Agreement, dated as of May 17, 2021, by and among VBI Vaccines Inc., as borrower, Variation Biotechnologies Inc., as borrower representative, each of the guarantors signatory thereto, and K2 HealthVentures LLC, as lender and as administrative agent.
10.2	Form of Amended and Restated Warrant.
99.1	Press Release dated May 21, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: May 21, 2021	By:	/s/ Jeff Baxter
Jeff Baxter
President and Chief Executive Officer